EXHIBIT A
                        Agreement Relating to the Filing
                       of Joint Statements on Schedule 13G
                     Pursuant to Rules 13d-1(c) and 13d-1(f)

It is agreed among the undersigned that the Schedule 13G Statement to which this document is Exhibit A is filed on behalf of each of the undersigned as provided in Rules 13d-1(c) and 13d-1(f) of the General Rules and Regulations of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Dated: January 13, 1999


                                        /s/ Phillip Gordon
                                        -----------------------------------
                                        PHILLIP GORDON,
                                        for the following named persons or
                                        entities, as attorney-in-fact

                                        MAIN STREET PARTNERS, L.P.*
                                        MS ADVISORY PARTNERS, L.P.*
                                        SAN FRANCISCO PARTNERS II, L.P.*
                                        SF ADVISORY PARTNERS, L.P.*
                                        SF ADVISORY CORP.*
                                        SF ADVISORY CORP. II*
                                        JOHN H. SCULLY*
                                        WILLIAM E. OBERNDORF*

* A Power of Attorney authorizing Phillip Gordon to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission.